UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 6, 2007

SUBURBAN PROPANE PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14222	22-3410353
(IRS Employer Identification No.)	(Commission File Number)

240 Route 10 West, Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

(973) 887-5300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On August 6, 2007, Michael Kuglin commenced employment with Suburban Propane Partners, L.P. (the “Partnership”).  Mr. Kuglin will assume the role of the Partnership’s principal accounting officer (with the title of Controller) upon the September 30, 2007 effectiveness of the previously announced promotion of the Partnership’s current Controller, Michael A. Stivala, to Chief Financial Officer of the Partnership.  During the next two months, Messrs. Stivala and Kuglin will work closely together to ensure the smooth transition of the responsibilities of the Controller position.

Mr. Kuglin, 37, is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, and for the eight years prior to joining the Partnership held several positions with Alcatel-Lucent, a global communications solutions provider (Finance Director, North America Region (12/02 – 07/07); Finance Director and Controller, Integrated Network Solutions Segment (11/01 – 12/02); various other financial positions since 1999). Prior to Alcatel-Lucent, Mr. Kuglin held several positions with the international accounting firm PricewaterhouseCoopers LLP, most recently Manager in the Assurance/Business Advisory Services practice.

There are no transactions, since the beginning of the Partnership's last fiscal year (September 25, 2005), or any currently proposed transaction, in which the Partnership was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Kuglin, or any of his immediate family members, had or will have a direct or indirect material interest, other than the compensation and benefits to be paid to Mr. Kuglin in connection with his employment by the Partnership.

Mr. Kuglin’s initial base salary with the Partnership is $180,000 per year.  He will participate in the Partnership’s Incentive Compensation Plan, with an initial bonus target of 45% of his base salary (for its 2007 fiscal year, the Partnership has agreed that Mr. Kuglin will be paid 50% of the bonus that he would have earned in accordance with the terms and conditions of the Incentive Compensation Plan had Mr. Kuglin commenced his employment with the Partnership on the first day of that fiscal year).  Mr. Kuglin is eligible to participate in the Partnership’s long term incentive plan adopted as of October 1, 2002 (“LTIP-2”) and Severance Protection Plan.  He will also be paid a car allowance of $425 per month.

In connection with his commencing employment with the Partnership, the Compensation Committee of the Partnership’s Board of Supervisors has approved the grant to Mr. Kuglin, effective on November 1, 2007, of an award of restricted units under the Partnership’s 2000 Restricted Unit Plan (the “Plan”), having a market value of $150,000 (the number of restricted units will be calculated by dividing said market value by the average of the closing prices, on the New York Stock Exchange, of one Common Unit of the Partnership for the 20 trading days prior to the effective date of grant).  Under the terms of the Plan, such restricted units will vest over time, with 25% of the restricted units vesting at the end of each of the third and fourth anniversaries of the grant date and the remaining 50% of the restricted units vesting at the end of the fifth anniversary of the grant date.  Upon vesting, restricted units are automatically converted into Common Units of the Partnership.

Reference is hereby made to Item 11 of the Partnership’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for additional information about the Partnership’s compensation and benefit plans referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ PAUL ABEL
Name: Paul Abel
Title: General Counsel & Secretary

Date: August 7, 2007